UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2013

Saveene Group, Inc.

(Exact name of registrant as specified in its charter

Delaware	000-54017	26-3551294
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

30 EGLINTON AVE W, SUITE 808 MISSISSAUGA, Ontario, canadA

(Address of Principal Executive Officers) (Zip Code) A6 M5H 2W9

Registrant's telephone number, including area code: Tel 1 866 520 2370

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Section 1 - Registrant's Business and Operations

1.01 Entry into a Material Definitive Agreement

On April 19, 2013, Saveene Group, Inc., entered an Stock Purchase Agreement with Emry Capital Group, Inc. an entity, controlled by Miro Zecevic, Emry’s, CEO, whereby, Saveene Group, Inc. will purchase common stock in various companies held in the brokerage accounts of Emry Capital Group, Inc. The Stock Purchase Agreement and list of acquired shares are included as Exhibits 10.1.

Section 2 - Financial Information

2.01 Completion of Acquisition or Disposition of Assets

On April 19, 2013, Saveene Group, Inc., entered an Stock Purchase Agreement with Emry Capital Group, Inc. an entity, controlled by Miro Zecevic, Emry’s, CEO, whereby, Saveene Group, Inc. will purchase common stock in various companies held in the brokerage accounts of Emry Capital Group, Inc. The Stock Purchase Agreement and list of acquired shares are included as Exhibits 10.1.

Section 9 - Financial Statements and Exhibits

9.01	Financial Statements and Exhibits

No.	Title
10.1	Stock Purchase Agreement Off the Market Discounted at Face Value

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Saveene Group, Inc.

By:	/s/Andrea Zecevic
Andrea Zecevic Chief Executive Officer

Date:  April 26, 2013